UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2004

VERITAS Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26247	77-0507675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 527-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

On September 8, 2004, VERITAS Software Corporation (the “Company”) entered into a pre-arranged stock trading plan to effect purchases up to an aggregate of $250 million of the Company’s common stock including commissions. The plan permits repurchases to commence on September 15, 2004 and will terminate no later than March 15, 2006. The plan is designed to follow the guidelines specified under Rules 10b5-1 and, to the extent applicable, 10b-18 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act”).

Rule 10b5-1 provides an affirmative defense that a purchase or sale by an issuer or insider pursuant to a pre-arranged plan is not on the basis of material non-public information if, at the time the plan was adopted, such issuer or insider was not aware of material non-public information and the plan otherwise satisfies the requirements of Rule 10b5-1(c). Rule 10b-18 provides issuers with a safe harbor under anti-manipulation provisions of the Exchange Act if certain conditions are satisfied regarding the manner, timing, price and volume of the repurchases.

The pre-arranged stock trading plan was entered into pursuant to authority granted by the Company’s Board of Directors on July 26, 2004 to repurchase up to $500 million of the Company’s common stock. The Company previously announced on July 27, 2004 its intention to purchase up to $500 million of its common stock over a 12 to 18 month period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS Software Corporation
Date: September 9, 2004	/s/ Edwin J. Gillis
Edwin J. Gillis
Executive Vice President and Chief Financial Officer